AMENDMENT NO. 2 dated as of February 24, 2009 (this “Amendment”), to the CREDIT AGREEMENT dated as of July 14, 2006, as amended by AMENDMENT NO. 1 dated as of January 11, 2008 (as so amended, the “Credit Agreement”), among TEREX CORPORATION, a Delaware corporation (“Terex”), NEW TEREX HOLDINGS UK LIMITED, a limited company organized under the laws of England (the “U.K. Borrower”), TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY, a company organized under the laws of the Republic of Ireland (the “European Borrower”), TEREX MINING AUSTRALIA PTY LTD, a company organized under the laws of Australia and registered in New South Wales, Australia (the “Australian Borrower”), and TEREX ITALIA S.R.L., a company organized under the laws of the Republic of Italy (the “Italian Borrower” and, together with Terex, the U.K. Borrower, the European Borrower, and the Australian Borrower, the “Borrowers”), the Lenders (as defined in Article I of the Credit Agreement), the Issuing Banks (as defined in Article I of the Credit Agreement) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

B. The Borrowers have requested that certain provisions of the Credit Agreement be amended as provided herein.

C. The Required Lenders, on the terms and subject to the conditions set forth herein, are willing so to amend the Credit Agreement.

D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1, Amendments to the Credit Agreement.

(a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Percentage” shall mean, for any day (a) with respect to any Term Loan, (i) 2.75% per annum, in the case of a Eurocurrency Term Loan, or

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(ii) 1.75% per annum, in the case of an ABR Term Loan, (b) with respect to any A/C Fronted Fixed Rate Loan or A/C Fronted Base Rate Loan, the applicable percentage set forth below under the caption “Eurocurrency Spread—Revolving Loans” or “ABR Spread—Revolving Loans”, respectively, based upon the Consolidated Leverage Ratio as of the relevant date of determination, and (c) with respect to any Eurocurrency Revolving Loan or ABR Revolving Loan or with respect to the Facility Fees, as the case may be, the applicable percentage set forth below under the caption “Eurocurrency Spread—Revolving Loans”, “ABR Spread—Revolving Loans” or “Facility Fee Percentage”, as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination:

Consolidated Leverage Ratio	Eurocurrency Spread — Revolving Loans	ABR Spread — Revolving Loans	Facility Fee Percentage
Category 1 Greater than or equal to 3.00 to 1.00	2.25%	1.25%	0.50%
Category 2 Greater than or equal to 1.50 to 1.00 but less than 3.00 to 1.00	2.125%	1.125%	0.375%
Category 3 Less than 1.50 to 1.00	2.00%	1.00%	0.25%

Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit on the date of delivery to the Administrative Agent of the financial statements and certificate required by Section 5.04(a) or (b) and Section 5.04(c), respectively, based upon the Consolidated Leverage Ratio as of the end of the most recent fiscal quarter included in such financial statements so delivered, and shall remain in effect until the date immediately preceding the next date of delivery of such financial statements and certificate indicating another such change. Notwithstanding the foregoing, at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, if the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Terex ending on September 30, 2009, December 31, 2009 or March 31, 2010 shall have been less than 1.00 to 1.00, then from and after the date of delivery to the Administrative Agent of the financial statements and certificate required by Section 5.04(a) or (b) and Section 5.04(c), respectively, for such period (or, if such financial statements and certificate are not delivered for any such period, from and after the date on which such financial statements and certificate were required to have been delivered hereunder), each Applicable Percentage set forth

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above (other than the Facility Fee percentage) shall be increased by 100 basis points, with such increase to remain in effect until the earlier of June 30, 2010 and the date immediately preceding the next date of delivery of such financial statements and certificate indicating the Consolidated Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Terex then ended shall have been equal to or greater than 1.00 to 1.00.

(b) The definition of the term “Consolidated Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) the sum, without duplication, of (i) Consolidated Interest Expense for such period; (ii) income or franchise taxes paid in cash during such period; (iii) scheduled payments of principal with respect to all Indebtedness; (iv) payments permitted pursuant to Section 6.06 made in cash during such period (other than any repurchases of Equity Interests made during 2008); and (v) Consolidated Capital Expenditures made in cash during such period.

(c) The definition of the term “Lenders” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding immediately before the period at the end of the first sentence thereof the words, “or pursuant to an Incremental Assumption Agreement”.

(d) Section 6.04(i)(b)(A) of the Credit Agreement is hereby amended by adding immediately after the words “or any other deferred compensation plan” the words “, any retirement plan, stock purchase plan or other employee benefit plan”.

(e) Section 6.06(a) of the Credit Agreement is hereby amended by adding the following at the end thereof:

Notwithstanding the foregoing, Terex will not at any time during the first or second quarter of 2009 directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose; provided that Terex may repurchase Equity Interests during such quarters (x) in accordance with Section 6.04(i) and (y) for any other reason in an aggregate amount not to exceed $5,000,000 during each such quarter.

(f) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 6.11. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Terex ending during any period set forth below to be less than the ratio set forth below for such period:

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Period	Ratio
Closing Date through and including March 31, 2009	1.25 to 1.00
April 1, 2009 through and including June 30, 2009	1.10 to 1.00
July 1, 2009 through and including March 31, 2010	0.80 to 1.00
Thereafter	1.25 to 1.00

SECTION 2. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrowers agree to pay to each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on February 24, 2009, through the Administrative Agent, an amendment fee (the “Amendment Fee”) in an amount equal to 0.25% of the sum of the aggregate principal amount outstanding of such Lender’s Term Loans and Revolving Credit Commitments (whether used or unused) as of such date. The Amendment Fee shall be payable in immediately available funds on, and subject to the occurrence of, the Amendment Effective Date (as defined below).

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

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SECTION 4. Effectiveness. This Amendment shall become effective as of the date set forth above on the date (the “Amendment Effective Date”) that the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrowers, (ii) the Subsidiary Guarantors and (iii) the Required Lenders and (b) the Amendment Fee.

SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrowers under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6 .Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 8. Notices. All notices hereunder or in connection herewith shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 10. Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby acknowledges receipt of and consents to the terms of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEREX CORPORATION,
By

Name:
Title:

NEW TEREX HOLDINGS UK LIMITED,
by

Name:
Title:

TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY,
by

Name:
Title:

TEREX MINING AUSTRALIA PTY LTD,
by

Name:
Title:

TEREX ITALIA S.R.L.,
by

Name:
Title:

EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE I HERETO,
by

Name:
Title: Authorized Signatory

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,
by

Name:
Title:

by

Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF FEBRUARY 24, 2009, TO THE TEREX CORPORATION CREDIT AGREEMENT DATED AS OF JULY 14, 2006, AS AMENDED.

NAME OF LENDER:

By

Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF FEBRUARY 24, 2009, TO THE TEREX CORPORATION CREDIT AGREEMENT DATED AS OF JULY 14, 2006, AS AMENDED.

NAME OF LENDER:

By

Name:
Title:

NAME OF LENDER:

By

Name:
Title:

Subsidiary Guarantors

Amida Industries, Inc.
CMI Terex Corporation
Genie Holdings, Inc.
Genie Industries, Inc.
Genie International, Inc.
Genie Manufacturing, Inc.
Koehring Cranes, Inc.
Powerscreen Holdings USA Inc.
Powerscreen North America, Inc.
Powerscreen USA, LLC
Terex Advance Mixer, Inc.
Terex Cranes, Inc.
Terex Cranes Wilmington, Inc.
Terex USA, LLC
Terex Utilities, Inc.
Terex-Telelect, Inc.